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                                                CONFIDENTIAL TREATMENT REQUESTED
                                              BY UNITED THERAPEUTICS CORPORATION




                                                               EXHIBIT 10.20

                 GUIDELINES TO GOVERN THE STRATEGIC ACTIVITIES,
              CO-DEVELOPMENT AND RELATED ACTIVITIES OF THE PARTIES

         MiniMed and UTHR hereby agree on Guidelines to be effective as of November 1, 1999, pursuant to Paragraph 3(d) of the existing Cooperation and Strategic Alliance Agreement dated as of September 3, 1997, as modified by that certain letter agreement of even date (the "Alliance Agreement").

         The Alliance Agreement by its terms contemplated the development of mutually agreeable guidelines for the clinical, commercial and financial terms of the Parties' relationship with the objective of an equitable sharing of the costs and benefits of the Target Therapy. Based on thorough discussions it has been determined that the most equitable means of sharing the costs and benefits of the Target Therapy is for UTHR to purchase pumps and supplies from MiniMed at a discount from MiniMed's List Price, for UTHR to assume responsibility for billing and reimbursement of the Target Therapy, and for the Parties to cooperate on marketing, with MiniMed leading in areas related to the pumps, such as providing training and customer service.

         To the extent any term in the Alliance Agreement is inconsistent with these Guidelines to Govern the Strategic Activities, Co-Development and Related Activities of the Parties ("Guidelines"), these Guidelines shall govern the terms of the Parties' relationship.

                                    AGREEMENT

         In consideration of the terms and conditions contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree on the following guidelines :

1.       DEFINITIONS.

         (a) All capitalized terms not defined herein shall have the meaning ascribed to such term in the Alliance Agreement.

         (b) As used herein, the terms below shall have the following meanings:

         "ACTIVE CLINICAL SITE" means a physical clinic location which has at least ten (10) patients regularly receiving UT-15 Therapy using MiniMed's pumps and Disposable Supplies.

         "DISPOSABLE SUPPLIES" mean such consumable products, supplies or other goods which are used in connection with infusion pumps for the delivery of the UT-15
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Therapy, which Disposable Supplies include without limitation infusion sets with catheters and medication reservoirs.

                  "LIST PRICE" means the price generally published from time to time for a product offered for sale in a particular market and in particular quantities to third parties unrelated to MiniMed who are not sales agents, sales representatives, dealers or distributors, but instead utilize the product for themselves or in providing medical care to unrelated persons. For purposes of reference, MiniMed's current List Prices for products subject to this Agreement are set forth in Exhibit A hereto.

                  "MINIMED'S COST" shall mean MiniMed's direct costs associated with such referenced activity, which shall be determined on the basis of direct materials and supplies, labor, quality control/quality assurance activities and overhead and attributable general administrative costs and facilities which are calculated in accordance with generally accepted accounting principles.

                  "PIVOTAL CLINICAL TRIAL" means that certain clinical trial designated as P01:03/04/05/06 being conducted as of the effective date of these Guidelines for the purpose of gathering sufficient data to obtain FDA approval for UT-15 in the treatment of pulmonary hypertension.

                  "UT-15" means "15-AU" as such term is defined in the Alliance Agreement and successor compounds thereto.

                  "UT-15 THERAPY" means any health care therapy which utilizes UT-15 subcutaneously or intravenously for the treatment of any medical condition.

                  "UTHR" means United Therapeutics Corporation, a Delaware corporation, formerly known as LRX Pharmaceuticals, Inc., a Delaware corporation.

2.       CONTINUATION OF ALLIANCE AGREEMENT.

                  Unless, modified by these Guidelines, the terms and provisions of the Alliance Agreement shall continue in full force and effect, and the Parties shall perform their respective obligations thereunder. However, if there is a conflict between the terms and provisions of the Alliance Agreement and any term or provision of these Guidelines, the terms and provisions of these Guidelines shall prevail.

3.       SUPPLY OF PUMPS AND DISPOSABLE SUPPLIES.

                  (a) MiniMed shall be the exclusive supplier of infusion pumps and Disposable Supplies for UT-15 Therapy, which shall be used exclusively by UTHR in connection with the UT-15 Therapy, unless MiniMed's infusion pumps are not approved by an applicable governmental entity for reimbursement in a particular country, in which case the exclusive supplier provision contained in this sentence shall not apply until such


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approval is obtained. UTHR shall use its best efforts to obtain all applicable governmental approvals for the sale and reimbursement of MiniMed's infusion pumps in connection with UT-15 Therapy, in any country in which UT-15 Therapy is offered, in an expeditious manner. UTHR and/or its designee or agent shall only deliver or distribute MiniMed's infusion pumps and Disposable Supplies to patients or clinics in connection with the delivery of the UT-15 Therapy, unless MiniMed's infusion pumps are not approved for sale in the subject country or are not available pursuant to the terms of these Guidelines. However, notwithstanding any other provision in these Guidelines, the exclusivity provisions contained in Sections 3(a) and 9 of these Guidelines shall apply in the event that no other infusion pump is approved by an applicable governmental entity for reimbursement in any country in which UT-15 Therapy is offered. In all such instances, UTHR shall exclusively use MiniMed's infusion pumps and Disposable Supplies. UTHR shall not enter into any agreement or arrangement whatsoever with any other party regarding the delivery of the UT-15 Therapy to be delivered by way of infusion therapy. To the extent UTHR enters into any agreement or arrangement with any third party regarding the sale, delivery, marketing or distribution of UT-15, UTHR shall require, as a condition to such agreement, that such third party agree to be bound by the terms of these Guidelines and, in particular, the exclusivity rights to MiniMed in connection therewith.

                  (b) MiniMed shall provide Disposable Supplies, at no charge, to each patient who is enrolled in the Pivotal Clinical Trial as of November 1, 1999 for the balance of the Pivotal Clinical Trial (but for a period terminating no later than June 30, 2001), so long as such patient does not require more than ten (10) sets of such Disposable Supplies per month. In the event that a patient requires more than ten (10) sets of Disposable Supplies in any given month, UTHR shall purchase such Disposable Supplies at MiniMed's List Price less a discount equal to [ ] percent ([ ]%) of such List Price. MiniMed's current List Prices are set forth in Exhibit A, attached hereto. Such List Prices may be modified by MiniMed at any time upon at least sixty (60) days prior written notice to UTHR, but may not increase in price by more than any corresponding increase in the consumer price index as computed on a cumulative basis.

                  (c) For any patient who enrolls in the Pivotal Clinical Trial on or after November 1, 1999, or in any other clinical trial involving UT-15 which is initiated after November 1, 1999, MiniMed shall be paid a monthly fee for the provision of infusion pumps and Disposable Supplies. The amount of the monthly fee and a description of the materials and supplies to be provided by MiniMed as contemplated by this subsection are set forth in Exhibit B, attached hereto, expressed as bi-monthly amounts.

4.       PURCHASE OF PUMPS UPON FDA APPROVAL.

                  (a) Upon the earlier of (i) sixty (60) days following FDA approval of UT-15 or (ii) June 30, 2001, UTHR shall purchase all MiniMed model 407C infusion pumps previously distributed by MiniMed and rented by UTHR as contemplated by subsection 3(c). The purchase price of such 407C infusion pumps shall be MiniMed's List Price for

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the 407C pumps (as MiniMed may from time to time publish in the ordinary course of its business), less a discount equal to [ ] percent ([ ]%) of such List Price. For reference purposes, included in Exhibit A hereto is MiniMed's current published List Price for the model 407C infusion pump. In addition to the [ ] percent ([ ]%) discount set forth herein, UTHR shall also be entitled to an amortization allowance to be credited against the purchase price for such 407C infusion pumps, which shall be based on a four (4) year amortization schedule for the 407C pumps, attached hereto as Exhibit C. Payment for 407C infusion pumps purchased pursuant to this section 4(a) shall be made within sixty (60) days of invoice.

                  (b) Upon the FDA approval of UT-15, all patients enrolled in the Pivotal Clinical Trial who are then using MiniMed model 506 infusion pumps shall be converted to MiniMed model 407C infusion pumps. The purchase price for 407C infusion pumps to be used in place of MiniMed's 506 infusion pumps shall be MiniMed's List Price for the 407C pumps less a discount equal to [ ] percent
([ ]%) of such List Price; an additional discount of [ ] percent ([ ]%) (bringing the total discount to [ ] percent ([ ]%) shall be applied to the extent a MiniMed model 506 infusion pump is returned to MiniMed in connection with the distribution of the MiniMed model 407C pump. Payment for 407C infusion pumps purchased pursuant to this section 4(b) shall be made within sixty (60) days of invoice.

                  (c) Following FDA approval of UT-15, UTHR shall purchase infusion pumps and Disposable Supplies from MiniMed for UT-15 Therapy at the following prices:

                    (i) 407C infusion pumps (or successor models thereto) at
                        MiniMed's List Price less a discount equal to [ ] percent ([ ]%) of such List Price; and

                   (ii) Disposable Supplies at MiniMed's List Price for such
                        Disposable Supplies less a discount equal to [ ] percent ([ ]%) of such List Price.

         UTHR shall pay for the items purchased pursuant to this Section 4(c) within sixty (60) days of invoice. The provisions of this Section 4(c) shall not apply to MiniMed infusion pumps purchased pursuant to Section 4(a) and 4(b) of these Guidelines.

5.      COMPLIANCE WITH LAWS AND REGULATION; REPORTING REQUIREMENTS; OTHER
        COVENANTS.

         UTHR shall comply with all terms and conditions set forth in Exhibit D which terms and conditions are incorporated herein by reference. The terms and conditions set forth in Exhibit D generally: (i) require compliance with applicable laws and regulations; (ii) impose certain reporting requirements on part of UTHR; and (iii) require UTHR to make certain covenants with respect to its purchase and use of infusion pumps and Disposable Supplies.

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6.       RETURN OF PUMPS.

         In the event that UTHR returns any infusion pump to MiniMed prior to its purchase (e.g., any pump which is leased or rented by UTHR or any pump made available by MiniMed at no charge for the Pivotal Clinical Trial prior to the effective date of these Guidelines), UTHR shall pay a refurbishment/handling fee of [ ] dollars ($[ ]) per pump. The provisions of this Section shall not apply to: (i) any MiniMed 506 infusion pump exchanged for a MiniMed 407C infusion pump pursuant to Section 4(b) of these Guidelines; or (ii) the return of any MiniMed 407C infusion pump for any matter covered under MiniMed's product warranty, which is returned in accordance with such warranty.

7.       TRAINING AND SUPPORT.

         MiniMed shall provide reasonable training with respect to the use of MiniMed products distributed pursuant to these Guidelines related to support for: (i) patients who are receiving UT-15 Therapy; and (ii) clinicians who (a) prescribe UT-15 Therapy or (b) provide health care services to patients who are receiving UT-15 Therapy. MiniMed shall conduct [ ] site visits per year to Active Clinical Sites located in North America, Western Europe and Poland in order to provide training and support as described in this Section 7. MiniMed shall provide twenty-four (24) hour phone services for technical support relating to MiniMed's infusion systems. UTHR shall be solely responsible for establishing and providing full medical/clinical services for all inquiries which are not directly related to technical support for infusion pumps and Disposable Supplies which medical/clinical services include without limitation dosage of UT-15 and adverse drug events relating to UT-15.

8.       REGULATORY SUPPORT.

         MiniMed shall provide UTHR with reasonable support relating to regulatory approvals required for the use of infusion pumps and Disposable Supplies in UT-15 Therapy in United States, and shall pursue and maintain regulatory approval for MiniMed infusion pumps and Disposable Supplies in such jurisdictions in which UT-15 Therapy is to be delivered to patients, provided that there exists a reasonable market for UT-15 therapy delivered by way of continuous infusion in such markets.

9.       EXCLUSIVITY FOR PUMPS AND DISPOSABLE SUPPLIES.

         UTHR acknowledges that in order for MiniMed to derive a benefit from the Alliance Agreement and these Guidelines, MiniMed's infusion pumps and Disposable Supplies must be used in connection with any UT-15 Therapy. Therefore, MiniMed shall be the exclusive supplier of infusion pumps and Disposable Supplies, whether such infusion pumps or Disposable Supplies exist as of the effective date of these Guidelines or subsequently developed, acquired or otherwise obtained by MiniMed, for UT-15

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Therapy. UTHR, however, shall not be required to use MiniMed's infusion pumps or
Disposable Supplies in countries in which MiniMed's infusion pumps are not approved for sale until such approval is obtained. In accordance with Section 3(a) of these Guidelines, UTHR shall be obligated to obtain all applicable governmental approvals for MiniMed's infusion pumps in all countries in which UT-15 Therapy is offered in an expeditious manner. UTHR shall not be obligated to exclusively use MiniMed's infusion pumps and Disposable Supplies in the event that MiniMed is unable to deliver infusion pumps and Disposable Supplies ordered by UTHR in accordance with the terms and provisions contained in Exhibit D of these Guidelines. However, once MiniMed is able to deliver infusion pumps and Disposable Supplies as ordered by UTHR, UTHR's obligation to exclusively use MiniMed's infusion pumps and Disposable Supplies shall resume. In the event that UTHR contracts with any third party for sales, distribution, marketing, licensing, or any activity relating to UT-15 or UT-15 Therapy, UTHR shall require such third party to exclusively use MiniMed's pumps and Disposable Supplies.

10.        MARKETING.

         The Parties acknowledge that the ultimate successful commercialization of UT-Therapy depends on a number of contingencies and considerations, one of which is a marketing strategy. The Parties agree to cooperate with each other in developing and implementing a marketing strategy for UT-15 Therapy.

11.        THERAPY PACKAGES.

         Commencing as of the effective date of these Guidelines and to the extent reasonably requested by UTHR, MiniMed, through its wholly owned subsidiary Pharmax, Inc., a Florida Corporation ("Pharmax"), shall provide therapy packages to UTHR at a purchase price equal to [ ]. For the purposes of this Section, therapy packages may include drugs, devices, or disposable supplies, however, therapy packages shall not include infusion pumps, Disposable Supplies and those other items listed on Exhibit A. MiniMed's obligation to provide therapy packages under this Section shall cease immediately in the event that: (i) MiniMed sells the stock or substantially all of the assets of Pharmax; or (ii) there is more than a fifty percent (50%) change in ownership of Pharmax. The sale of stock or assets of Pharmax shall not require the consent of UTHR, provided, however, that MiniMed shall use commercially reasonable efforts to give UTHR at least sixty (60) days' prior written notice of such event.

12.      SUPPORT SERVICES IN EUROPE

         To the extent that the Parties mutually agree, MiniMed's clinical employees located in Europe may provide support services to UTHR relating to the implementation and approval of UT-15 Therapy in Europe. MiniMed's compensation
for such services shall be equal to [      ].

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13.         PURCHASE ORDER.

         Immediately upon the execution of these Guidelines, UTHR shall place a firm purchase order for MiniMed infusion pumps and Disposable Supplies for quantities and prices set forth in Exhibit E attached hereto. The purchase price for all items ordered under IA & IB pursuant to this Section shall be paid within sixty (60) days of the effective date of these Guidelines.

14.         MANUALS.

         MiniMed shall provide French, German, Spanish, Japanese and Chinese translations of its manuals and training materials related to the MiniMed 407C infusion pump. The French, German and Spanish translation shall be provided by January 15, 2000. The Japanese and Chinese translations shall be provided upon submission for regulatory approval to commercialize UT-15 Therapy in Japan and China, respectively, but not earlier than December 15, 2000.

15.     TERM, REPRESENTATIONS AND WARRANTIES, AND OTHER GENERAL PROVISIONS.

         (a) Sections 5, 6, 9, 10, 11, and 12 of the Alliance Agreement are incorporated herein by reference. Notwithstanding the foregoing, Section 11(d) of the Alliance Agreement shall not be incorporated in these Guidelines.

         (b) In the event that any provision of these Guidelines is found to be ambiguous, each Party shall have an opportunity to present evidence as to the actual intent of the Parties with respect to such ambiguous provision.

         IN WITNESS WHEREOF, these Guidelines are executed effective as of the date first written above.


UNITED THERAPUETICS CORPORATION                     MINIMED INC.



/s/ Martine Rothblatt                                /s/ T.H. Gregg
--------------------------                           --------------------------
By:  Martine Rothblatt                               By:  T.H. Gregg
--------------------------                           --------------------------
Its:  CEO                                            Its:  President
--------------------------                           --------------------------
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